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                                                                   Exhibit 5.1





                                       August 12, 1996


ACE*COMM Corporation
209 Perry Parkway
Gaithersburg, Maryland  20877

Gentlemen:

     We act as counsel to ACE*COMM Corporation, a Maryland corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 2,500,000 shares (the "Shares") of the common stock, par value $0.01 per share, of the Company, of which certain shares are to be sold by the Company and certain shares are to be sold by a certain stockholder (the "Selling Stockholder") of the Company, as described in the Company's Registration Statement on Form S-1 (No. 333-06731) filed with the Securities and Exchange Commission on June 25, 1996 and as amended (the "Registration Statement"). We may also act as counsel to the Company in connection with the possible future registration of up to 375,000 Shares that may be registered pursuant to Rule 462(b) under the Act by means of an additional registration statement relating to the Registration Statement (any such additional registration statement, the "462(b) Registration Statement").

     We are familiar with the Company's Charter and By-laws, as amended to date, and with the Registration Statement, and we have examined and relied upon such corporate records of the Company and other documents and certificates as to factual matters as we have deemed necessary or appropriate for the purpose of rendering the opinion expressed herein. We have assumed, without independent verification, the genuineness of the signatures on, and the authenticity of, all documents furnished to us by the Company. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and respresentations of officers and other representatives of the Company and others.

     Based on the foregoing, we are of the opinion that:

     1. All of the Shares (including any Shares issued pursuant to the 462(b) Registration Statement, if any) to be sold by the Company have been authorized and, when issued and paid for in the manner contemplated by the Registration Statement, will be validly and legally issued and will be fully paid and nonassessable.




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ACE*COMM Corporation
August 12, 1996
Page 2


     2. The Shares to be sold by the Selling Stockholder have been authorized and, when issued upon the conversion of the shares of Preferred Stock of the Company held by the Selling Stockholder, such conversion to occur automatically upon the completion of the offering contemplated by the Registration Statement, will be validly and legally issued and will be fully paid and nonassessable.

     We are members of the Bar of the State of Maryland and we express no opinion with respect to the laws of any jurisdiction other than the State of Maryland and of the United States.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the incorporation by reference of this opinion in any 462(b) Registration Statement, to the reference to us in the prospectus forming a part of the Registration Statement, and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the Shares under the securities or blue sky laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                       Very truly yours,


                                       /s/ Venable, Baetjer and Howard, LLP